SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 25, 2003

LOUISIANA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-7107	93-0609074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 SW Broadway, Suite 1200, Portland, Oregon 97205-3303

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (503) 821-5100

Item 9.  Regulation FD Disclosure

On February 25, 2003, we amended our secured revolving credit facility to extend the expiration date to July 2004 from January 2004 and to amend the covenant requiring minimum levels of earnings, before interest, taxes, depreciation, depletion and amortization (EBITDDA), as defined.  In addition the amendment includes, among other things, an increase in the letter of credit sublimit, permits certain notes receivable to be part of borrowing base and provides greater flexibility in our ability to reduce debt.

On February 28, 2003, our Chief Financial Officer, Curt Stevens, stated in a speech delivered to the CIBC World Markets Institutional Investor conference that we believe higher than anticipated energy costs will negatively impact its first quarter 2003 results.  Due to recent increases in oil prices and other factors, we are experiencing higher than anticipated delivered cost of wood fiber, the cost of energy involved in its manufacturing process and the cost of petroleum-based raw materials.  At this time, we believe our costs in the first quarter of 2003 will increase approximately $9 to $11 million (in continuing operations) over those experienced in the first quarter of 2002 and the fourth quarter of 2002.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

Date: February 28, 2003	By:	/s/ Curtis M. Stevens
Curtis M. Stevens
Executive Vice President and Chief Financial Officer (Principal Financial Officer)